                                                                   EXHIBIT 32.02

I, Gregory Myers, certify to the best of my knowledge based upon a review of the Form 10-Q, that (i) the Form 10-Q fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-Q fairly presents in all material respects the financial condition and results of operations of Symantec Corporation for the quarterly periods covered by the Form 10-Q.

Date: August 10, 2004                   By: /s/ Gregory Myers
                                            -----------------------------------
                                            GREGORY MYERS
                                            Chief Financial Officer and Senior
                                            Vice President of Finance

A signed original of this written statement required by Section 906 has been provided to Symantec Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.